SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

March 25, 2015

McCormick & Company, Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 25, 2015, the Registrant held its Annual Meeting of Stockholders, at which two proposals were submitted to, and approved by, the Registrant’s stockholders. The proposals are described in detail in the Registrant’s proxy statement for the 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on February 12, 2015. The final results for the votes regarding each proposal are set forth below.

1. Registrant’s stockholders elected nine directors to the Registrant’s Board of Directors, to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The votes regarding this proposal were as follows:

	For	Against	Abstained	Broker Non-Votes
John P. Bilbrey	9,119,247	115,140	33,779	1,348,353
J. Michael Fitzpatrick	9,100,885	135,570	31,711	1,348,353
Freeman A. Hrabowski, III	9,088,643	140,183	39,340	1,348,353
Patricia Little	9,158,398	77,634	32,134	1,348,353
Michael D. Mangan	9,133,458	103,034	31,674	1,348,353
Margaret M.V. Preston	9,157,241	79,006	31,919	1,348,353
Gordon M. Stetz, Jr.	9,128,179	116,910	23,077	1,348,353
Jaques Tapiero	9,157,506	78,944	31,716	1,348,353
Alan D. Wilson	9,172,164	70,167	25,835	1,348,353

2. Registrant’s stockholders ratified the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending November 30, 2015. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
10,441,472	161,375	13,672	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: March 30, 2015	By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary

By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary